Registration No. 333-
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                              --------------------------

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------------

                                 TUC HOLDING COMPANY

                        TO BE KNOWN AS TEXAS UTILITIES COMPANY
                (Exact name of registrant as specified in its charter)

                  TEXAS                                  75-2669310
             (State or other                          (I.R.S. Employer
               jurisdiction                          Identification No.)
           of incorporation or
              organization)

                ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS  75201
                 (Address of Principal Executive Offices)  (Zip Code

                              --------------------------

                                EMPLOYEES' THRIFT PLAN

                                        OF THE

                            TEXAS UTILITIES COMPANY SYSTEM

                               (Full title of the Plan)

                              --------------------------

            ROBERT A. WOOLDRIDGE,   PETER B. TINKHAM,    ROBERT J. REGER,
                    ESQ.                  ESQ.               JR., ESQ.
             Worsham, Forsythe &      Treasurer and      Reid & Priest LLP
             Wooldridge, L.L.P.         Assistant       40 West 57th Street
              1601 Bryan Street         Secretary       New York, New York
            Dallas, Texas  75201      Energy Plaza             10019
               (214) 979-3000       1601 Bryan Street     (212) 603-2000
                                     Dallas, Texas
                                          75201
                                     (214) 812-4600
           (Names, addresses, and telephone numbers, including area codes, of agents for service)

                              --------------------------

                           CALCULATION OF REGISTRATION FEE

          ===================================================================

                                          PROPOSED    PROPOSED
          TITLE OF                        MAXIMUM     MAXIMUM
          SECURITIES     AMOUNT           OFFERING    AGGREGATE   AMOUNT OF
          TO BE          TO BE            PRICE PER   OFFERING   REGISTRATION
          REGISTERED     REGISTERED(1)    SHARE(2)    PRICE(2)       FEE
          -------------------------------------------------------------------
          Common Stock,
          without par    3,000,000
          value           shares         $35.0625   $105,187,500    $31,875
          ===================================================================

          (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (1933 Act), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
          (2) Estimated, pursuant to Rule 457(c) and (h) of the 1933 Act, solely for the purpose of determining the registration fee (based on the average ($35.0625 per share) of the highest and the lowest sale price of Texas Utilities Company's common stock on the NYSE composite tape on August 1, 1997).

          ==================================================================

                                   EXPLANATORY NOTE


               The registrant hereunder, TUC Holding Company (Company), is a Texas corporation, organized for the purpose of becoming the holding company for Texas Utilities Company (TUC) and ENSERCH Corporation (ENSERCH) at the effective time of the mergers of TUC and ENSERCH into wholly owned subsidiaries of the Company (Mergers). At the effective time of the Mergers, (i) the Company will change its name to Texas Utilities Company, (ii) TUC will change its name to Texas Energy Industries, Inc., (iii) the Company will become the sponsor of the Employees' Thrift Plan of the Texas Utilities Company System (Plan), (iv) all shares of common stock of TUC held by the Plan will be automatically converted into an equal number of shares of common stock of the Company, and (v) shares of common stock of the Company will thereafter be offered and sold under the Plan.

                                       PART II


                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have been filed by the Company or its predecessors and the Employees' Thrift Plan of the Texas Utilities Company System in effect prior to the Mergers (Predecessor Plan) with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act) are incorporated herein by reference:


               (a) Annual Report of TUC on Form 10-K for the year ended December 31, 1996, File No. 1-3591.

               (b) Quarterly Report of TUC on Form 10-Q for the Quarter ended March 31, 1997, File No. 1-3591.

               (c) Annual Report of ENSERCH on Form 10-K for the year ended December 31, 1996, File No. 1-3183.

               (d) Quarterly Report of ENSERCH on Form 10-Q for the Quarter ended March 31, 1997, File No. 1-3183.

               (e) Current Report of ENSERCH on Form 8-K dated January 14, 1997, File No. 1-3183.

               (f) Current Report of ENSERCH on Form 8-K dated March 12, 1997, File No. 1-3183.

               (g) Current Report of ENSERCH on Form 8-K dated June 5, 1997, File No. 1-3183.

               (h) Current Report of ENSERCH on Form 8-K dated July 3, 1997, File No. 1-3183.

               (i) Current Report of ENSERCH on Form 8-K dated August 4, 1997, File No. 1-3183.

               (j) Annual Report of the Predecessor Plan on Form 11-K for the fiscal year ended December 31, 1996.

               (k) The description of the Company's common stock contained in a registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the Company, its predecessors and the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


          ITEM 4.  DESCRIPTION OF SECURITIES.

               Not Applicable.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               At May 31, 1997, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 46,200 shares of the common stock of the Company.

          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article IX of the Restated Articles of Incorporation of the Company provides as follows:

                    "The  Corporation  shall  reimburse  or  indemnify  any
               former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) for or against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

                    "No  former,  present  or future  director,  officer or
               employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by an order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

                    "The  foregoing rights shall not  be exclusive of other
               rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and may insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

               Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

          Article X of the Articles of Incorporation of the Company provides as follows:

                    "A director of the  Corporation shall not be liable  to
               the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for:

                         (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

                         (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

                         (c) a transaction  from which a director  received
                    an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                         (d) an act or omission for which  the liability of
                    a director is expressly provided for by an applicable statute.

               If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the
               Corporation  existing   at  the  time  of   such  repeal  or
               modification."


               Section 21 of the Company's bylaws provides as follows:

                    "Section  21.  Insurance,   Indemnification  and  Other
               Arrangements.  Without  further  specific  approval  of  the
               shareholders  of  the   corporation,  the  corporation   may
               purchase,  enter   into,  maintain  or   provide  insurance,
               indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the corporation or is or was serving another entity at the request of the corporation as a director, officer,
               employee,  agent   or  otherwise,  to   the  fullest  extent
               permitted  by the  laws  of the  State  of Texas,  including
               without  limitation   Art.  2.02-1  of  the  Texas  Business
               Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby
               to a greater extent than presently permitted,   then   the
               corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of
               the   shareholders   of  the   corporation.  No   repeal  or
               modification of such laws or this Section 21 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

               The Company has entered into agreements with its directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

               The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of the Company also have insurance which insures them against certain other liabilities and expenses.

          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.


          ITEM 8.  EXHIBITS.

                         PREVIOUSLY FILED*
                         -----------------
                         With File    As
               Exhibit   Number     Exhibit
               -------   -----      -------


               4(a)      333-12391 2(a) --   Restated      Articles      of
                                             Incorporation of the Company.
               4(b)      333-12391 2(a) --   Bylaws,  as  amended,  of  the
                                             Company.
               5(a)                     --   Opinion of Reid & Priest LLP.
               5(b)                     --   Opinion of Worsham, Forsythe &
                                             Wooldridge, L.L.P.
               15(a)                    --   Letter   of   Deloitte  &
                                             Touche    LLP   regarding
                                             unaudited interim financial
                                             information.
               15(b)                    --   Letter   of  Deloitte   &
                                             Touche    LLP   regarding
                                             unaudited interim financial
                                             information.
               23(a)                    --   TUC Independent Auditors'
                                             Consent.
               23(b)                    --   ENSERCH Independent
                                             Auditors' Consent.
               23(c)                    --   Consents of Reid & Priest
                                             LLP and Worsham, Forsythe
                                             & Wooldridge,  L.L.P. are
                                             contained   in   Exhibits
                                             5(a) and 5(b), respectively.
               24                       --   Power  of Attorney  (see Pages
                                             II-6 and II-7).
          ______________
          *Incorporated herein by reference.



               UNDERTAKING. The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service
          (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

          ITEM 9. UNDERTAKINGS.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales
               are  being  made,  a     post-effective  amendment  to  this
               registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the  purpose of determining any liability
               under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove  from registration  by means  of a  post-
               effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY


               EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS/HER ATTORNEY-IN-FACT TO SIGN IN HIS/HER NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION
          STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                      SIGNATURES

               THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE
          UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, AND STATE OF TEXAS, ON THE 4th DAY OF AUGUST, 1997.


                                        TUC HOLDING COMPANY

                                        BY     /S/ ERLE NYE
                                           --------------------------------
                                           (Erle Nye, Chairman of the Board
                                                 and Chief Executive)


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               Signature                     Title               Date
               ---------                     -----               ----

          /S/  ERLE NYE
          ---------------------------  PRINCIPAL EXECUTIVE    AUGUST 4, 1997
          (Erle Nye, Chairman and      OFFICER AND DIRECTOR
          Chief Executive)



          /S/  PETER B. TINKHAM
          ---------------------------  PRINCIPAL FINANCIAL    AUGUST 4, 1997
          (Peter B. Tinkham,           OFFICER
          Treasurer and Assistant
          Secretary)



          /S/  MARC D. MOSELEY
          ---------------------------  PRINCIPAL ACCOUNTING   AUGUST 4, 1997
          (Marc D. Moseley, Acting     OFFICER
          Controller)



          /S/  ROBERT A. WOOLDRIDGE
          ---------------------------  DIRECTOR               AUGUST 4, 1997
          (Robert A. Wooldridge)

                                  POWER OF ATTORNEY

               The Plan hereby appoints the Agents for Service named in this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.


                                      SIGNATURES

               The Plan. Pursuant to the requirements of the Securities Act of 1933, the Employees' Thrift Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on the 4th day of August, 1997.


                                        EMPLOYEES' THRIFT PLAN OF THE
                                        TEXAS UTILITIES COMPANY SYSTEM


                                        By  /s/  Peter B. Tinkham
                                          --------------------------------
                                            (Peter B. Tinkham, Chairman
                                          Employees' Thrift Plan Committee)

                                    EXHIBIT INDEX



                       PREVIOUSLY FILED*
                    ---------------------
                    WITH FILE  AS
          EXHIBIT   NUMBER     EXHIBIT
          ------    ---------  -------


          4(a)      333-12391 2(a) --   Restated Articles  of Incorporation
                                        of the Company.

          4(b)      333-12391 2(a) --   Bylaws, as amended, of the Company.

          5(a)                     --   Opinion of Reid & Priest LLP.

          5(b)                     --   Opinion  of   Worsham,  Forsythe  &
                                        Wooldridge, L.L.P.

          15(a)                    --   Letter  of  Deloitte &  Touche
                                        LLP     regarding    unaudited
                                        interim financial information.

          15(b)                    --   Letter  of  Deloitte &  Touche
                                        LLP regarding unaudited
                                        interim financial information.

          23(a)                    --   TUC Independent Auditors'
                                        Consent.

          23(b)                    --   ENSERCH  Independent Auditors'
                                        Consent.

          23(c)                    --   Consents  of Reid & Priest LLP
                                        and   Worsham,   Forsythe    &
                                        Wooldridge,     L.L.P.     are
                                        contained in Exhibits 5(a) and
                                        5(b), respectively.

          24                       --   Power  of Attorney (see  Pages II-6
                                        and II-7).
          ______________
          *Incorporated herein by reference.